NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made and entered into as of December 20, 2011, by and among BioDrain Medical, Inc., a Minnesota corporation (the “Company”), and Dr. Samuel Herschkowitz or his designees (the “Purchaser”).

WHEREAS, the Company currently requires funds to help finance its operations as it pursues its next round of equity financing; and

WHEREAS, the Purchaser is willing to advance funds to the Company in exchange for the issuance to the Purchaser of a promissory note evidencing the Company’s obligation to repay the Purchaser’s loan of the advanced funds, together with the issuance to the Purchaser of certain equity in the Company, all as provided in this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

ARTICLE I

PURCHASE, SALE AND TERMS OF NOTE

1.01           The Note.  The Company has authorized the issuance and sale to the Purchaser of the Company’s Promissory Note in the original principal amount of $225,000.  The Promissory Note shall be in the form set forth as Exhibit A hereto and is herein referred to as the “Note”, which term shall also include any notes delivered in exchange or replacement therefor.

1.02           Purchase and Sale of Note.  The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, and the Purchaser agrees to purchase the Note.  Such purchase and sale shall take place at a closing (the “Closing”) to be held at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York, on the date hereof at 12:00 p.m., New York City time, or at such other time or place as may be mutually agreed upon by the Company and the Purchaser.  Subject to Section 5.11, at the Closing, the Purchaser will deliver to the Company as payment in full for the Note the amount of $202,500 (representing the principal amount of the Note less a prepayment of interest thereon at a rate of 20% per annum accrued during the six (6) months following the Closing regardless of any pre-payment), by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.  At the Closing, the Company will issue and deliver to the Purchaser the duly executed Note in the principal amount of $225,000.

1.03           No Usury.  This Agreement and the Note issued pursuant to the terms of this Agreement are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Purchaser hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of New York or the District of Colombia (Washington, DC).  If at any time the performance of any provision hereof or the Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the agreed upon interest rate as set forth in the Note shall be reduced to such limit, it being the specific intent of the Company and the Purchaser that all payments under this Agreement or the Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth in the Note, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.  The provisions of this paragraph shall never be superseded or waived and shall control every other provision of this Agreement and the Note.

1.04           Issuance of Bonus Equity.  Not later than thirty (30) days after the Closing, the Company shall file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “S-1”) with respect to, and cause to be declared effective the registration under the Securities Act of 1933, as amended (the “Securities Act”), a number of shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), not less than would be required to issue the Equity Bonus, the shares issuable in payment of the Board Meeting Fees and the Additional Bonus should be Company opt for a partial repayment of the principal amount of the Note pursuant to Section 5.13 (the date of such registration being the “Effective Date”).  Not later than March 15, 2012, the Company shall issue to the Purchaser, or as Purchaser shall direct, all of the shares comprising the all Equity Bonus shares and, if applicable, the Additional Bonus, which shares shall be free and clear of all liens, pledges or encumbrances, registered under the Securities Act, and freely tradeable without restriction.  “Equity Bonus” means a number of shares of Common Stock with an aggregate Market Value of not less than $225,000 calculated at $0.15 per share or less.  “Market Value” means either (i) the average of the three (3) lowest closing prices of the Common Stock published by Bloomberg L.P. for the forty-five (45) trading days preceding the Closing (the “Average Trading Price”) or (ii) $0.15 (fifteen cents), whichever is lower.  The Purchaser shall have no obligation to provide any additional consideration to the Company for the issuance of the Equity Bonus.  The Company shall authorize and reserve sufficient shares of the Company’s capital stock to be issued upon the issuance of the Equity Bonus and any Board Meeting Fees.  As of the date hereof, the Market Value was $0.15 or less equaling $0. ____ per share1 and the number of shares of Common Stock required to be included in the Equity Bonus is not less 1,500,000 shares of Common Stock (not including any Board Meeting Fees).  Shares issuable as Board Meeting Fees may be issued, if necessary and with both parties’ agreement, under a registration statement in Form S-8 under the Securities Act and the regulations promulgated thereunder.

ARTICLE II

CONDITIONS TO PURCHASER’S OBLIGATIONS

The obligation of the Purchaser to purchase and pay for the Note at the Closing is subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

2.01           Representations and Warranties.  Each of the representations and warranties of the Company set forth in Article III hereof shall be true in all material respects on the date of the Closing.

2.02           Performance by the Company.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

2.03           Seniority of Obligations Under Note.  The Company shall have delivered to Purchaser either (i) evidence satisfactory to Purchaser in its sole discretion that all debts of the Company have been repaid and that all related liens, encumbrances or other security interests of any nature have been discharged and released, in each case except for the obligations under the promissory notes in the aggregate principal amount of not more than $150,000 attached hereto as Exhibit B (the “Permitted Notes”) or (ii) executed subordination agreements in form and substance satisfactory to Purchaser in its sole discretion from all holders of any indebtedness of the Company other than the holder of the Permitted Notes.

2.04           Delivery of Note.  The Company shall have executed and delivered to the Purchaser the Note, in the form attached hereto as Exhibit A, evidencing the Company’s indebtedness in the principal amount of $225,000.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows, each of which representation and warranty is true and correct as of the date hereof:

3.01           Organization, Qualifications and Corporate Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of  the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the business or assets of the Company.  “Material Adverse Effect” shall mean any event, change, violation, inaccuracy, circumstance or effect that is, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of the Company.  The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as presently proposed to be conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Note.  The Company does not own any equity interest, directly or indirectly, in any other entity, has never owned any such equity interest, and has never operated as a subsidiary or division of another entity.

3.02           Authorization of Agreements, Etc.  The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Note have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended, or the Bylaws of the Company, as amended, or will not result in a violation of any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, encumbrance, or, to the Company’s knowledge, claim of any nature whatsoever upon any of the properties or assets of the Company, the result of any of which would have a material adverse effect on the business of the Company.

3.03           Validity.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The Note, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.  The Note and the shares comprising the Equity Bonus and the Board Meeting Fee, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

3.04           Litigation.  There is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened (possible employment) against or affecting the Company or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action or suit by the Company pending, threatened or contemplated against others.

3.05           Material Adverse Effect.  Since December 31, 2010, there has occurred no Material Adverse Effect.  Complete Disclosure.  As of the Closing, the Company has made available to the Purchaser all the information that the Purchaser has requested in making his decision to acquire the Note.  To the Company’s knowledge, neither this Agreement nor any other documents or certificates furnished or to be furnished in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Company does not represent or warrant that it will achieve any financial projections provided to the Purchaser and represents only that such projections were made in good faith.

3.06           SEC Filings; Financial Statements.  The Company has filed all forms, reports and documents required to be filed by it with the SEC (the “Company SEC Reports”).  The Company SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each of the financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports are correct in all material respects,  present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the period indicated.  Except as set forth in the most recent financial statements contained in the Company SEC Reports, the Company does not have any material liability (whether accrued, contingent or otherwise) other than liabilities not of the type required by GAAP to be reflected or reserved on a balance sheet prepared in accordance with GAAP.

3.07           Collateral.  The Company is the sole legal and beneficial owner of the Collateral and has the right to pledge, sell, assign or transfer the same.  This Agreement creates a valid security interest in favor of the Purchaser in the Pledged Shares and the Collateral and, when properly perfected by filing, shall constitute a valid and perfected, first priority, after the $150,000 already filed,  security interest in the Collateral, free and clear of all liens or encumbrances of any kind.  The taking possession by the Purchaser of the certificated securities evidencing the Pledged Shares will perfect and establish the first priority of the Purchaser’s security interest in the Pledged Shares.

ARTICLE IV

COVENANTS

4.01           Advisor to the Board.  Commencing on the date hereof and effective so long as any amount payable under the Note remains outstanding, the Purchaser or his designee is hereby appointed as a special advisor (the “Board Advisor”) to the Board of Directors of the Company (the “Board”), and the Board Advisor shall be invited (upon not less than ten (10) Business Days’ notice) to, but shall not be required to attend, all meetings of the Board.  Upon the Purchaser’s request, the Company shall cause the Board Advisor to be appointed to the Board.  The Board Advisor shall also be entitled to invite one (1) additional person to attend Board meetings.  The Company shall promptly reimburse the reasonable travel expenses of the Board Advisor incurred in connection with the Board Advisor’s attendance at meetings of the Board.  The Company shall pay to the Purchaser a fee of $3,500 for the Board Advisor’s attendance at each such meeting of the Board (each, a “Board Meeting Fee”).  The Board Meeting Fee shall be payable, at the Purchaser’s election in its sole discretion, either in cash or in shares of Common Stock valued at Market Value (which, for the avoidance of doubt, shall be the lower of the Average Trading Price or $0.15), or in a combination thereof.  Any shares comprising the Board Meeting Fee shall be (i) issued to Purchaser or its designee simultaneously with the issuance of the Equity Bonus, or, if the shares comprising the Equity Bonus have already been issued, within three (3) Business Days of the applicable Board meeting, and (ii) free and clear of all liens, pledges or encumbrances, registered under the Securities Act, and freely tradeable without restriction.  Any Board Meeting Fee payable wholly or partly in cash shall be paid to Purchaser or its designee within three (3) Business Days following the applicable Board meeting.

4.02           Security.  (a) As security for its obligations to the Purchaser under the Note (the “Secured Obligations”), the Company hereby pledges in favor of the Purchaser  a number of shares of Common Stock having a Market Value of not less than $1,125,000 (the “Pledged Shares”), which number, as of the date hereof, not less than 7,500,000 shares of Common Stock.  Promptly following the execution of this Agreement but in no event more than five (5) Business Days after the date hereof, the Company will deliver to the Purchaser a stock certificate evidencing the Pledged Shares together with a stock transfer power executed in blank by the Company.  In the event there occurs any Event of Default (as defined in the Note), the Purchaser shall be entitled to enforce its security interest in the Pledged Shares and good, valid and unencumbered title to the Pledged Shares shall vest in the Purchaser.  The Company shall then, at its expense, obtain and deliver to the Purchaser a legal opinion from legal counsel reasonably acceptable to the Purchaser confirming that (i) the Pledged Shares are registered under the Securities Act and freely tradeable without restriction and (ii) any legends upon the stock certificates evidencing the Pledged Shares may be removed.  Upon the Purchaser’s request, the Company will instruct the Company’s transfer agent to re-issue in the Purchaser’s name the stock certificate evidencing the Pledged Shares.  Shares covered by S1 registration.  The Company will provide, at its own expense, a copy of the legal opinion indicating that the shares are freely tradeable securities.  Upon acceptance of the S1 filing by the SEC, the company will immediately release that legal opinion and send it to the purchaser.

(b)       As further security for the Secured Obligations, the Company hereby grants to the Purchaser, behind the $150,000 already secured, a continuing security interest in, and a right to set off against, any and all right, title and interest of the Company in and to (i) all letters patent of the United States or any other country and all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, in each case whether now owned or existing or owned, acquired or arising hereafter, (the assets described in the foregoing clauses (i) and (ii) being collectively the “Patents”), (iii) any agreement, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent (the “Patent Licenses”), (iv) any proceeds of any of the Patents or Patent Licenses (the “Proceeds”) and (v) any accounts receivable of the Company (such accounts receivable, together with the Proceeds, the Patents and Patent Licenses, being the “Collateral”).  The Company shall not sell, transfer, assign or encumber in any manner any of the Patents or Patent Licenses without the prior written consent of the Purchaser, other than the $150,000 already secured.

(c) The Company shall execute and deliver to the Purchaser such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) and do all such things, in each case as the Purchaser may reasonably deem necessary or appropriate, to assure to the Purchaser its security interests hereunder, including (i) such instruments as the Purchaser may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the Uniform Commercial Code in effect from time to time in the State of New York or the applicable jurisdiction with respect to any applicable Collateral (the “UCC”) and (ii) with respect to the Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office.

(d)   In addition to the rights and remedies hereunder and under the Note, the Purchaser may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations.  Unless and until the Purchaser shall have provided such notices, however, the Purchaser shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.  In the event that the proceeds of any sale, collection or realization of the Collateral are insufficient to pay all amounts to which the Purchaser is legally entitled, the Company shall be liable for the deficiency, together with interest, together with the costs of collection and the fees, charges and disbursements of counsel.

4.03           Use of Proceeds; Access to Information.  The proceeds of the purchase of the Note by the Purchaser shall be used by the Company to allow the Company to fund ongoing research and development activities and current liabilities.  Not less than $20,000 of such proceeds shall be used by the Company in the three (3) months following the Closing for the creation of a new business plan and power point presentation as well as public relations and investor relations activities to raise public awareness about the Company and its stock listing.  The creation of such business plan and power point presentation will be overseen by Joshua Kornberg, who will serve as an independent contractor and will invoice the Company for his services.  The Company shall promptly provide to the Purchaser a detailed memorandum setting forth the use of proceeds from the purchase of the Note for the period ending May 30, 2012.  Not less than five (5) Business Days prior to the first day of each month, the Company shall deliver to the Purchaser a detailed budget (the “Budget”), and in the event the Company’s expenditures in any month exceed the projections in the Budget relating to such month by more than 20%, the Company shall promptly (but in any event within five (5) Business Days of such deviation) report such deviation to the Purchaser.

ARTICLE V

MISCELLANEOUS

5.01           No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.02           Amendments, Waivers and Consents.  Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement or the Note may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the Purchaser.

5.03           Addresses for Notices, etc.  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or after transmission if sent by confirmed facsimile transmission, in each case addressed as set forth below each party’s name on the signature page of this Agreement, or at such other address as the Company or the Purchaser may designate by advance written notice to the other party hereto.

5.04           Binding Effect; Assignment.  The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns.  The Company shall not assign this Agreement without the prior written consent of the Purchaser.  The Purchaser may, at any time, assign this Agreement to any of his affiliates without the consent of the Company.

5.05           Headings; Interpretation.  In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.  “Business Day” means a weekday on which banks are open for general banking business in New York City, New York.

5.06           No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement, other than the Company paying Damian D’Adamo a 10% fee.  The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Purchaser is responsible.  The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

5.07           Survival of Representations and Warranties.  All representations and warranties made in this Agreement or the Note or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof, and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company, as the case may be.

5.08           Prior Agreements.  This Agreement constitutes the entire agreement between the parties and supersedes any other prior understandings or agreements concerning the subject matter hereof.

5.09           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.10           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.11           Payment of Fees. All reasonable and documented expenses, including legal fees and out of pocket expenses of counsel for the Purchaser, related to the financing to which this Agreement and the Note relate, incurred by the Purchaser, up to an aggregate maximum amount of $6,500 (which amount may, at the Purchaser’s discretion, be withheld from the amount required to be paid to the Company pursuant to Section 2.01), shall be promptly paid by the Company.  The Company shall bear and be responsible for all legal and filing fees and other expenses associated with the S-1 and the issuance of the Equity Bonus.

5.12           Counterpart; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

5.13           Pre-Payment.  As provided in the Note, all amounts outstanding thereunder shall become due and payable if there occurs any Financing (as defined in the Note) prior to June 20, 2012.  However, under such circumstances, the Company may, at its option, immediately repay $150,000 of the principal amount under the Note and defer the repayment of the remaining $75,000 of principal thereunder until June 20, 2012, provided that additional shares of Common Stock (the “Additional Bonus”) be promptly issued to the Purchaser in an amount equal to 10% of the Equity Bonus (approximately but not less than 150,000 shares assuming a price of $0.15 per share and that the Equity Bonus consisted of 1,500,000 shares of Common Stock or more since the number of shares included in the Board Meeting Fees, if any, are yet to be determined pending the number of Board meetings attended).

5.14           Entire Agreement.  This Agreement, together with the exhibit hereto and the Note, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

5.15           Further Assurances.  From and after the date of this Agreement, the Company and the Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.

BIODRAIN MEDICAL, INC.

By:	/s/ Kevin Davidson
Name: Kevin Davidson
Title: CEO

Address:

/s/ Samuel Herschkowitz
Dr. Samuel Herschkowitz

Address:

EXHIBIT A

Form of Note

PROMISSORY NOTE

$225,000	DECEMBER 20, 2011

Subject to the terms and conditions of this Note, for value received, BIODRAIN MEDICAL, INC., a Minnesota corporation (the “Borrower”), hereby promises to pay to Dr. Samuel Herschkowitz (the “Lender”), the principal sum of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the “Principal Amount”), together with interest thereon accruing on and from the date hereof until the entire Balance is paid, at an annual rate (subject to Section 6 below) equal to twenty percent (20.0%). Interest shall be calculated based on a 365-day year, compounded annually, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law.  “Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.  Interest on this note has already been paid leaving a net wired amount of $202,500 to the Borrower.

This promissory note (the “Note”) is issued by the Borrower pursuant to that certain Note Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), entered into between the Borrower and the Lender, and is subject to, and Borrower and Lender shall be bound by, all the terms, conditions and provisions of the Purchase Agreement.  This Note shall become due and payable on the earliest of (i) June 20, 2012, (ii) the date that is six (6) months following the date of the Closing (as defined in the Purchase Agreement) and (iii) thirty (30) days following the completion by the Borrower, in one transaction or in a series of related transactions, of a financing involving gross proceeds to the Borrower of $399,000 or more, regardless of whether such financing involves debt or equity or any other form, or any combination thereof (such financing being a “Financing” and such earliest date being the “Maturity Date”).  Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The following is a statement of the rights of Lender and the terms and conditions to which this Note is subject and to which the Lender, by acceptance of this Note, agrees:

1.           Payment.  The principal amount of this Note, all accrued and unpaid interest and all other amounts accrued under this Note shall, on the Maturity Date, be payable in cash.  No interest shall be payable other than as set forth in the preceding sentence.  All payments on account of principal and interest shall be made in lawful money of the United States of America at the principal office of the Lender, or such other place as the holder hereof may from time to time designate in writing to the Borrower.

2.           Prepayment.  Borrower may prepay this Note in whole or in part before it becomes due but in the event this Note is prepaid in whole prior to the Maturity Date, Borrower shall be required to prepay interest on the entire principal amount of this Note through the Maturity Date.

3.           Application of Payments. All payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full.  If after all applications of such payments have been made as provided in this paragraph, then the remaining amount of such payments that are in either case in excess of the aggregate Balance shall be returned to Borrower.

4.           Transfer and Exchange.  The holder of this Note may, prior to the Maturity Date, surrender such Note at the principal office of the Borrower for transfer or exchange.  Within a reasonable time after notice to the Borrower from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered.  Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.  The Borrower may elect not to permit a transfer of the Note if it has not obtained reasonably satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel, which opinion shall be reasonably satisfactory to the Borrower.

5.           New Note.  Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, the Borrower will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.

6.           Events of Default.  Each of the following shall constitute an “Event of Default” hereunder:

(a)           The Borrower shall fail to pay any principal, interest or other amount payable hereunder on the applicable due date and such failure continues for five (5) days;

(b)           The Borrower shall (1) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (6) take any corporate action for the purpose of effecting any of the foregoing;

(c)           Without the Borrower’s application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Borrower the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like relief in respect of the Borrower or all or any substantial part of the assets of the Borrower, or other like relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by the Borrower, the same shall continue undismissed, or unstayed and in effect for any period of ninety (90) consecutive days, or an order for relief against the Borrower shall be entered in any case under the Federal Bankruptcy Code or applicable bankruptcy laws;

(d)           The Borrower shall violate, or be in default under, any material agreement, instrument or other document relating to any indebtedness for money borrowed, and such default persists beyond any applicable cure period;

(e)           The Borrower’s representations and warranties contained in the Note Purchase Agreement shall prove to have not been true in any material respect when made

(f)           The Borrower shall be in material breach of any of covenant or agreement contained in the Note Purchase Agreement; or

(g)           The Borrower’s expenditures in any month shall exceed by more than twenty percent (20%) the projections in the Budget (as defined in the Note Purchase Agreement) relating to such month, and the Lender shall not have agreed in writing to such deviation within five (5) days of having been advised of such deviation by the Borrower.

Borrower shall have 10 days to cure any of the above defaults.  If any Event of Default shall occur, and were not cured within 10 days, then, (i) at any time thereafter while such Event of Default is continuing, the Lender by written notice to the Borrower (the “Default Notice”) may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, to be due and payable immediately and (ii) the rate of interest accruing on the Balance shall increase to twenty-four percent (24.0%).

9.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York.

10.         Collection Expenses.  The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

11.         Amendment.  Any provision of this Note, except for the principal amount of this Note and the interest rate in connection therewith, may be amended or waived with the written consent of Borrower and the Lender.

12.         Waiver.  Borrower hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the deliver, acceptance, performance, default, or enforcement of this Note.

13.         Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

14.         Addresses for Notices, etc.  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, in each case addressed (i) if to Borrower, as set forth below the Borrower’s name on the signature page of this Note, and (ii) if to Lender, at Lender’s address as set forth below Lender’s name on the signature page of this Note, or at such other address as the Borrower or Lender may designate by advance written notice to the other parties hereto.

15.         Headings; Interpretation.  In this Note, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.  All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

BORROWER:	BIODRAIN MEDICAL, INC.

By:
Name:
Title:

Address:

Acknowledged and agreed by Lender:

Dr. Samuel Herschkowitz

Address:

EXHIBIT B

Permitted Notes